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EXHIBIT 21


                      ZIONS BANCORPORATION AND SUBSIDIARIES

                              AT DECEMBER 31, 1996


        SUBSIDIARY                                                       STATE
        ----------                                                       -----
Zions First National Bank                            Federally chartered doing business in Utah

Nevada State Bank                                                        Nevada

National Bank of Arizona                             Federally chartered doing business in Arizona

Cash Access, Inc.                                                         Utah

Lockhart Realty Company                                                   Utah

Great Western Financial Corporation                                       Utah

Zions Credit Corporation                                                  Utah

Zions Data Service Company                                                Utah

Zions Insurance Agency, Inc.                                              Utah

Zions Life Insurance Company                                            Arizona